UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2025

XMAX Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36259	90-0746568
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6565 E. Washington Blvd., Commerce, CA 90040

(Address of Principal Executive Office) (Zip Code)

(323) 888-9999

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XWIN	Nasdaq Stock Market

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) of XMax Inc. (“XMax”) amends the Current Report on Form 8-K filed by XMax Inc. on December 8, 2025 (the “Original Report”). The sole purpose of the Amendment is to correct the name of X.AI Corp. in the Original Report, which should be X.AI Holdings Corp. No other revisions have been made to the Original Report.

Item 1.01 Entry into a Material Definitive Agreement

On December 2, 2025, Xmax Beta Holdings Ltd. (the “Company”), a company incorporated in the Cayman Islands and an indirectly wholly owned subsidiary of XMax Inc. entered into a Subscription Agreement (the “Agreement”) with Preamble X Capital I, a series of Preamble X Capital LLC, a Delaware Limited Liability Company. Pursuant to the Agreement, the Company subscribed approximately 99.88% interest in Preamble X Capital I in an amount equal to US$8,461,428.80 (the “Subscription Amount”) and has become a member of Preamble X Capital I and been bound by the LLC Agreement as a member of Preamble X Capital I. Allocations Fund Administration, LLC is the administrative manager of Preamble X Capital I. The applicable management fee percentage for the Company is 0%. On December 2, 2025, the Company completed the subscription.

On December 2, 2025, Preamble X Capital I entered into a Subscription Agreement with a dedicated SPV (the “SPV”) to subscribe 40,106 equity certificates in the SPV for an amount of US$2,999,928.80. The SPV currently holds 502,236 equity certificates, and each certificate is entitled to a share of Series B Preferred Stock of X.AI Holdings Corp., a Neveda corporation (“xAI”) and such Series B Preferred Stock of xAI are directly held by a certain fund.

On December 8, 2025, Preamble X Capital I entered into a separate Subscription Agreement with a separate fund to subscribe certain interest of such fund for an amount of $5,400,000, which will be used by such fund to purchase shares of common stock of X.AI Holdings Corp., a Neveda corporation.

The Agreement is filed as Exhibits 10.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Agreement is subject to, and qualified in its entirety by, the Agreement, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Title or Description
10.1	Subscription Agreement between Xmax Beta Holdings Ltd. and Preamble X Capital I, a series of Preamble X Capital LLC dated December 2, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

XMax Inc.

	By:	/s/ Xiaohua Lu
Xiaohua Lu
Chief Executive Officer

Date: December 10, 2025